Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

EXPRO GROUP HOLDINGS N.V. ANNOUNCES UNCONSOLIDATED THIRD QUARTER 2021 RESULTS FOR LEGACY EXPRO AND FRANK’S

On October 1, 2021, the merger between Legacy Expro and Frank’s was completed; the combined company was re-named Expro Group Holdings N.V. and began trading on the NYSE as “XPRO” on October 4, 2021

Delivered strong results due to higher activity and continued market growth across all regions

Provides fourth quarter revenue and Adjusted EBITDA Margin outlook

HOUSTON - November 8, 2021 - Expro Group Holdings N.V. (NYSE: XPRO) (the “Company” or “Expro”) today reported financial and operational results for Expro Group Holdings International Limited, (“Legacy Expro”) and Frank’s International N.V. (“Frank’s”) for the three and nine months ended September 30, 2021.

Legacy Expro and Frank’s completed their merger on October 1, 2021 and consolidated combined company financial results under Expro Group Holdings N.V. will be reported beginning with the fiscal fourth quarter of 2021. However, the Company noted that third quarter pro forma combined company revenue was $312.5 million, an increase of 10% sequentially, driven primarily by higher activity and continued market growth across all regions.

Frank’s results are detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 which will be filed with the Securities and Exchange Commission.

References in this earnings release to “Frank’s” are to the Company prior to the completion of the merger on October 1, 2021 and to “Legacy Expro” are to the Legacy Expro Group that combined with Frank’s in the merger.

Frank’s Third Quarter 2021 Financial Highlights

●	Frank’s delivered third quarter revenue of $114.9 million, an improvement of 7% from the second quarter of 2021 and a significant improvement from the third quarter of 2020.
●	Third quarter net loss totaled $15.1 million, as compared to the prior quarter net loss of $12.6 million driven by higher foreign currency losses.
●	As defined by Frank’s, Adjusted EBITDA for the third quarter of 2021 was $13.8 million, a sequential improvement of 11% with improving revenue in the TRS and Tubulars product lines.

Legacy Expro Third Quarter 2021 Financial Highlights

●	Legacy Expro’s third quarter revenue was $197.5 million, compared to revenue of $176.3 million in the second quarter of 2021, an increase of 12% sequentially.
●

Net loss for the third quarter of 2021 was $11.9 million compared to a net loss of $8.4 million for the second quarter of 2021, primarily driven by incremental merger and integration related costs of $4.9 million incurred during the third quarter of 2021 as compared to the second quarter of 2021.

●

As defined by Legacy Expro, Adjusted EBITDA for the third quarter of 2021 was $30.9 million, a sequential increase of 18%, driven by higher revenue, a more favorable activity mix and lower corporate costs.

●	Legacy Expro achieved substantial growth in Production Services and Subsea, Completion and Intervention Services, capitalizing on improving industry fundamentals.

Michael Jardon, the Company’s Chief Executive Officer, noted, “Expro is a full-cycle energy services leader with scale, a broad offering of services and solutions, a global operating footprint, through-cycle resiliency and a strong financial profile. Frank’s and Legacy Expro ended the quarter in a strong position as we continued to experience growth across all areas of our business, supported by sustained customer demand and improving industry fundamentals.

“Our results this quarter are also a testament to the continued hard work, commitment and expertise of our talented employees from both Frank’s and Legacy Expro. Together, we believe that we are well positioned to accelerate growth, improve profitability and enhance value for shareholders, employees, customers and partners. The integration of Frank’s and Legacy Expro is on track, and we are looking forward to what we can achieve as we begin this new journey together.

“Looking ahead, we expect another quarter of solid financial performance. The Company’s current outlook for the fourth quarter of 2021 is for flat to mid-single digit revenue growth and an Adjusted EBITDA Margin, consistent with the definition used by Legacy Expro, of 15-17% of consolidated revenue, driven by improved business mix and continued discipline in regard to costs. While the fourth and first quarters are typically seasonally weaker quarters due to reduced activity in the Northern Hemisphere, we continue to see signals of a multi-year recovery, which is expected to gain momentum as 2022 progresses.

“With a backdrop of global economic recovery and improving industry fundamentals, Expro is also poised to benefit from increased activity as well as cost and revenue synergies. During the third quarter, we finalized many of our plans for the integration, and we are confident in our ability to achieve previously disclosed synergy targets. Our integration work has confirmed our expectations that we can strengthen our operating model, lower our cost structure and significantly expand margins. We continue to expect approximately $55 million in annual run-rate cost synergies within the first 12 months following the closing of the merger, with the objective of delivering $70 million of total cost savings in 24-36 months. We also expect that revenue synergies will result in $10 million to $30 million of incremental Adjusted EBITDA through complementary customer relationships and operating footprints, increased time on rig and greater exposure to the full life of field.

“We believe Expro has an exciting platform with the scale, diversity and financial profile to accelerate growth and provide through-cycle resiliency. Our strategy is already underway, and we look forward to creating significant value on behalf of our shareholders, employees, customers and partners.” concluded Mr. Jardon.

Notable Awards and Achievements

As a demonstration of the combined company’s commitment to produce technologies that improve the integrity of the well and decrease risk of injury to personnel, Frank’s was recognized as 2020 World Oil Award Finalist for two technologies and was the recipient of the 2021 Hart’s E&P Meritorious Award Engineering Innovation in the category of Health Safety and Environment. In the category of Best Well Integrity Technology, the 22” BRUTE® High-Pressure/High-Tensile Service Packer is the newest addition to the BRUTE® System.

For the category of Health, Safety, Environmental/Sustainable Development Offshore, Frank’s was also recognized for the Spring ARK™ Anti-Rotation Key (“Spring ARK™”), which is designed to impede vibration induced rotation (movement) of a fully made-up large OD connection that can occur during drilling operations. The Spring ARK™ functions completely hands free on the rig.  It is pre-installed prior to shipment to the well site and self-energizes during makeup, thus eliminating the need for personnel on the rig floor to enter into the red zone around well center.

Further demonstrating our commitment to safety, VIGILANCE™ - truly a step change in safety during well construction operations - was the recipient of the 2021 Hart’s E&P Meritorious Award for Engineering Innovation.  VIGILIANCE™ is a novel surveillance technology that tracks equipment as well as personnel movement through a unified real-time system with a high degree of accuracy and precision.  An early deployment of the system in the Gulf of Mexico proved itself with increased safety measures when the system was able to stop the mechanized tong system twice during operations when personnel entered the critical area in the red zone with multiple moving equipment, thereby avoiding two potential incidents.

Frank’s announced during the third quarter that it has received the inaugural 2021 Most Valuable Partner (MVP) Award from a supermajor operator in recognition of its work in Guyana. The customer considered the outstanding performance of Frank's teams across several categories, including Safety, Security, Health and Environment (SSHE) Excellence, demonstrating "reliability; adaptability and proactivity and truly working as a partner" to provide the highest level of service and safety to lower the overall cost of the operator’s well ownership.

Known as one of the industry leaders in the deployment of large diameter tubulars utilized for conductor strings and surface casing strings in deepwater and ultra-deepwater environments, a new milestone was achieved with a first deployment of the 38” Xtreme3™ Super Duty (SD) & 22” XT4™ Gas Tight (GT) threaded connections for an operator in the Gulf of Mexico onboard a drillship operating in approximately 6,700 feet of water.

Highlighting the Company’s production optimization capabilities, Legacy Expro successfully completed an integrated Plug and Abandonment (P&A) contract in West Africa, utilizing its integrated Open Water Intervention Riser System (OWIRS), which was deployed from a drillship. This system performed over 250 functions during the project with 100% operational uptime and no non-productive time (NPT) incurred, leading to the successful intervention and barrier placement on 15 wells.

In addition, Legacy Expro’s Octopoda™ annulus intervention system achieved world record depth for annular intervention in the Piedemonte region of Colombia. The system successfully reached 300 meters in the annulus and sealed the C annulus of the well. This removed the risk of casing collapse and gas migration to enable the well to produce and significantly extend its production lifespan. Octopoda™ is the latest example of Expro’s commitment to investing in innovation, developing new technologies and working towards reducing its own and its clients’ carbon footprint.

Other Financial Information

In connection with the merger, on October 1, 2021, the Company and certain of its subsidiaries entered into a new credit facility with DNB Bank ASA, London Branch, as agent, and other financial institutions as lenders with an aggregate commitment of $200.0 million with up to $130.0 million available for drawdowns as loans and up to $70.0 million for bonds and guarantees (the “New Credit Facility”). Subject to the terms of the New Credit Facility, the Company has the ability to increase the commitments to $250.0 million. The New Credit Facility is available for general corporate purposes and replaces the credit facilities of Frank’s and Legacy Expro which were terminated on October 1, 2021 in connection with the merger.

Frank’s capital expenditures related to property, plant and equipment totaled $3.1 million in the third quarter of 2021 and year to date totaled $7.6 million. Frank’s currently plans for capital expenditures during 2021 of approximately $15 million.

Legacy Expro’s capital expenditures related to property, plant and equipment totaled $15.8 million in the third quarter of 2021 and year to date totaled $53.5 million. Legacy Expro continues to plan for capital expenditures during 2021 in the range of $70 to $75 million.

As of September 30, 2021, Frank’s consolidated cash and cash equivalents, including restricted cash, totaled $204.7 million. Frank’s had no outstanding debt as of September 30, 2021.

As of September 30, 2021, Legacy Expro’s consolidated cash and cash equivalents, including restricted cash, totaled $65.9 million. Legacy Expro had no outstanding debt as of September 30, 2021.

The combined company’s pro forma cash and cash equivalents, including restricted cash, and total liquidity as of September 30, 2021 was $270.6 million and $400.6 million, respectively. Total liquidity includes $130.0 million available for drawdowns as loans under the New Credit Facility.

Frank’s provision for income taxes for the current quarter was $4.0 million compared to $6.8 million in the prior quarter.  The change in income taxes was primarily driven by the geographical mix of income.

Legacy Expro’s provision for income taxes for the current quarter was $5.1 million compared to $0.7 million in the prior quarter. The change in income taxes was primarily driven by changes in taxable profits in certain jurisdictions, the reduction of deferred tax liabilities due to amortization of intangible assets and derecognition of deferred tax assets in certain jurisdictions during the current quarter.

The financial measures provided that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”) are defined and reconciled to their most directly comparable GAAP measures. Please see “Use of Non-GAAP Financial Measures” and the reconciliations to the nearest comparable GAAP measures.

Additionally, the downloadable financials are available on the Investor section of www.expro.com. The downloadable financials include historical results of Frank’s and Legacy Expro, and the combined company, Expro, on a pro forma basis.

Conference Call

The Company will host a conference call to discuss third quarter 2021 results on Monday, November 8, 2021, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).

Participants may also join the conference call by dialing:

US: +1 (844) 200-6205

International: +1 (929) 526-1599

Access ID: 648921

To listen via live webcast, please visit the Investor section of www.expro.com.

The Q3 2021 Investor Presentation is available on the Investor section of www.expro.com.

An audio replay of the webcast will be available on the Investor section of the Company’s website approximately 3 hours after the conclusion of the call and will remain available for a period of approximately 12 months.

To access the audio replay telephonically:

Dial-In: US +1 (866) 813- 9403 or +44 (204) 525-0658

Access ID: 183236

Start Date: November 8, 2021, 2:00 p.m. CT

End Date: November 15, 2021, 11:00 p.m. CT

A transcript of the conference call will be posted to the Investor relations section of the Company’s website after the conclusion of the call.

ABOUT EXPRO

Working for clients across the entire well life cycle, Expro is a leading provider of energy services, offering cost-effective, innovative solutions and best-in-class safety and service quality. The Company’s extensive portfolio of capabilities spans well construction, well flow management, subsea well access, and well integrity and intervention.

Founded in 1938, Expro has more than 6,600 employees and provides services and solutions to leading exploration and production companies in both onshore and offshore environments in approximately 60 countries with over 100 locations.

For more information, please visit: expro.com and connect with Expro on Twitter @ExproGroup and LinkedIn @Expro.

Investors contact:

Karen David-Green - Chief Communications, Stakeholder & Sustainability Officer

InvestorRelations@expro.com

+1 281 994 1056

Media contact:

Hannah Rumbles - Global Marketing and Communications Manager

MediaRelations@expro.com

+44 1224 796729

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this release include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks and uncertainties include the outcome and results of the integration process associated with the Company’s recent merger, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry, global or national health concerns, including health epidemics, such as COVID-19 and any variants thereof, the possibility of a swift and material decline in global crude oil demand and crude oil prices for an uncertain period of time, the length of time it will take for the United States and the rest of the world to slow the spread of COVID-19 to the point where applicable authorities are comfortable easing current restrictions on various commercial and economic activities, future actions of foreign oil producers such as Saudi Arabia and Russia, the timing, pace and extent of an economic recovery in the United States and elsewhere, the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations, and other guidance.

Such assumptions, risks and uncertainties also include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s proxy statement/prospectus dated August 5, 2021 filed with the Securities and Exchange Commission and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that will be filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-GAAP financial measures of free cash flow, Adjusted EBITDA and Adjusted EBITDA margin for Frank’s, and Adjusted EBITDA, Adjusted EBITDA margin, contribution, contribution margin, support costs, adjusted cash flow from operations and cash conversion for Legacy Expro, which may be used periodically by management when discussing financial results with investors and analysts. The accompanying schedules of this press release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. These non-GAAP financial measures are presented because management believes these metrics provide additional information relative to the performance of the referenced business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of Frank’s or Legacy Expro, as applicable, from period to period and to compare such performance with the performance of other publicly traded companies within the industry. You should not consider free cash flow, Adjusted EBITDA and Adjusted EBITDA margin for Frank’s, and Adjusted EBITDA, Adjusted EBITDA margin, contribution, contribution margin, support costs, adjusted cash flow from operations and cash conversion for Legacy Expro in isolation or as a substitute for analysis of Frank’s or Legacy Expro’s results as reported under GAAP. Because free cash flow, Adjusted EBITDA and Adjusted EBITDA margin for Frank’s, and Adjusted EBITDA, Adjusted EBITDA margin, contribution, contribution margin, support costs, adjusted cash flow from operations and cash conversion for Legacy Expro may be defined differently by other companies in the industry, the presentation of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Frank’s historically defined free cash flow as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Frank’s historically defined Adjusted EBITDA as net income (loss) before interest income or expense, net, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on disposal of assets, foreign currency gain or loss, equity-based compensation, unrealized and realized gains or losses and other non-cash adjustments and other charges or credits. Frank’s used Adjusted EBITDA to assess its financial performance because it allowed Frank’s to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization), income tax, foreign currency exchange rates and other charges and credits. Frank’s historically defined Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.

Legacy Expro historically defined Adjusted EBITDA as net (loss) income adjusted for (a) income tax (benefit) expense, (b) depreciation and amortization, (c) impairment charges, (d) severance and other charges, net, (e) merger and integration costs, (f) equity-based compensation expense, (g) other (income) expenses, net, and (h) interest and finance charges (income), net. Adjusted EBITDA margin reflects Legacy Expro’s Adjusted EBITDA as a percentage of revenues.

Contribution is defined as total revenue less cost of revenue excluding depreciation and amortization and indirect support costs included in cost of revenue. Contribution margin is defined as contribution divided by total revenue, expressed as a percentage. Support costs is defined as indirect costs attributable to support the activities of the operating segments, research and engineering expenses and product line management costs included in cost of revenue, and general and administrative expenses representing costs of running the corporate head office and other central functions including, logistics, sales and marketing and health and safety and does not include foreign exchange gains or losses, depreciation and amortization and other non-routine expenses. Adjusted cash flow from operations is defined as net cash provided by operating activities adjusted for cash paid during the period for interest, net, severance and other charges and merger and integration costs. Cash conversion is defined as adjusted cash flow from operations divided by Adjusted EBITDA.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

EXPRO GROUP HOLDINGS N.V. (formerly named Frank's International N.V.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Revenue:
Services	$95,821	$90,520	$66,418	$267,864	$246,084
Products	19,120	17,321	17,999	49,729	47,926
Total revenue	114,941	107,841	84,417	317,593	294,010
Operating expenses:
Cost of revenue, exclusive of depreciation and amortization
Services	70,627	68,619	56,574	203,181	197,005
Products	15,489	14,408	13,733	40,811	36,007
General and administrative expenses	18,591	16,427	18,665	51,465	67,634
Depreciation and amortization	14,092	15,332	15,950	45,531	52,920
Goodwill impairment	—	—	—	—	57,146
Severance and other charges, net	2,958	3,399	3,549	13,733	29,436
Gain on disposal of assets	(72)	(1,479)	(308)	(1,733)	(898)
Operating loss	(6,744)	(8,865)	(23,746)	(35,395)	(145,240)
Other income (expense):
Other income, net	347	404	109	877	2,291
Interest income (expense), net	(167)	(101)	(93)	(555)	618
Foreign currency gain (loss)	(4,548)	2,718	2,334	(4,698)	(5,865)
Total other income (expense)	(4,368)	3,021	2,350	(4,376)	(2,956)
Loss before income taxes	(11,112)	(5,844)	(21,396)	(39,771)	(148,196)
Income tax expense (benefit)	3,969	6,773	6,395	11,812	(182)
Net loss	$(15,081)	$(12,617)	$(27,791)	$(51,583)	$(148,014)
Loss per common share:
Basic and diluted (1)	$(0.40)	$(0.33)	$(0.74)	$(1.36)	$(3.93)
Weighted average common shares outstanding:
Basic and diluted (1)	38,066	38,002	37,691	37,957	37,659

(1)

On September 30, 2021, Frank’s board of directors unanimously approved a 1-for-6 reverse stock split of Frank’s common stock, which was effected on October 1, 2021. All of the outstanding Company Common Stock share numbers, nominal value, share prices and per share amounts in these condensed consolidated financial statements have been retroactively adjusted to reflect a 1-for-6 reverse stock split for all periods presented.

EXPRO GROUP HOLDINGS N.V. (formerly named Frank's International N.V.)
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Revenue
Tubular Running Services	$77,625	$71,895	$52,926	$215,805	$204,750
Tubulars	18,784	16,566	16,483	47,019	37,766
Cementing Equipment	18,532	19,380	15,008	54,769	51,494
Total	$114,941	$107,841	$84,417	$317,593	$294,010

Segment Adjusted EBITDA:
Tubular Running Services	$11,912	$9,750	$982	$29,790	$18,336
Tubulars	2,735	4,108	1,806	7,481	3,883
Cementing Equipment	6,389	4,851	3,376	16,036	6,806
Corporate	(7,258)	(6,297)	(7,151)	(20,464)	(24,645)
Total	$13,778	$12,412	$(987)	$32,843	$4,380

EXPRO GROUP HOLDINGS N.V. (formerly named Frank's International N.V.)
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$202,997	$209,575
Restricted cash	1,742	1,672
Short-term investments	1,882	2,252
Accounts receivables, net	130,585	110,607
Inventories, net	91,776	81,718
Assets held for sale	7,998	2,939
Other current assets	6,554	7,744
Total current assets	443,534	416,507
Property, plant and equipment, net	228,994	272,707
Goodwill	42,785	42,785
Intangible assets, net	8,756	7,897
Deferred tax assets, net	15,008	18,030
Operating lease right-of-use assets	26,646	28,116
Other assets	21,409	30,859
Total assets	$787,132	$816,901

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$114,962	$99,986
Current portion of operating lease liabilities	8,215	7,832
Deferred revenue	89	586
Other current liabilities	—	1,674
Total current liabilities	123,266	110,078
Deferred tax liabilities	—	1,548
Non-current operating lease liabilities	19,303	21,208
Other non-current liabilities	23,123	22,818
Total liabilities	165,692	155,652
Stockholders’ equity:
Common stock	2,900	2,866
Additional paid-in capital	1,098,236	1,087,733
Accumulated deficit	(428,930)	(377,346)
Accumulated other comprehensive loss	(28,798)	(31,966)
Treasury stock	(21,968)	(20,038)
Total stockholders’ equity	621,440	661,249
Total liabilities and equity	$787,132	$816,901

EXPRO GROUP HOLDINGS N.V. (formerly named Frank's International N.V.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(51,583)	$(148,014)
Adjustments to reconcile net loss to cash from operating activities
Depreciation and amortization	45,531	52,920
Equity-based compensation expense	9,604	8,434
Goodwill impairment	—	57,146
Loss on asset impairments and retirements	307	20,532
Amortization of deferred financing costs	291	291
Deferred tax provision (benefit)	1,474	(1,783)
Provision for bad debts	852	980
Gain on disposal of assets	(1,733)	(898)
Changes in fair value of investments	(863)	218
Other	—	(380)
Changes in operating assets and liabilities
Accounts receivable	(23,149)	63,307
Inventories	(7,969)	(3,625)
Other current assets	1,137	2,567
Other assets	756	667
Accounts payable and accrued liabilities	15,910	(22,486)
Deferred revenue	(498)	(513)
Other non-current liabilities	(2,263)	(4,048)
Net cash provided by (used in) operating activities	(12,196)	25,315

Cash flows from investing activities
Purchases of property, plant and equipment	(7,613)	(25,722)
Proceeds from sale of assets	4,300	7,037
Proceeds from sale of investments	11,603	2,832
Purchase of investments	(1,294)	—
Investment in intellectual property	(1,608)	—
Other	(799)	(356)
Net cash provided by (used in) investing activities	4,589	(16,209)

Cash flows from financing activities
Repayments of borrowings	(1,674)	—
Treasury shares withheld for taxes	(1,930)	(1,125)
Treasury share repurchase	—	(1,498)
Proceeds from the issuance of ESPP shares	933	934
Net cash used in financing activities	(2,671)	(1,689)

Effect of exchange rate changes on cash	3,770	3,267
Net increase (decrease) in cash, cash equivalents and restricted cash	(6,508)	10,684
Cash, cash equivalents and restricted cash at beginning of period	211,247	196,740
Cash, cash equivalents and restricted cash at end of period	$204,739	$207,424

EXPRO GROUP HOLDINGS N.V. (formerly named Frank's International N.V.)
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Revenue	$114,941	$107,841	$84,417	$317,593	$294,010

Net loss	$(15,081)	$(12,617)	$(27,791)	$(51,583)	$(148,014)
Goodwill impairment	—	—	—	—	57,146
Severance and other charges, net	2,958	3,399	3,549	13,733	29,436
Interest (income) expense, net	167	101	93	555	(618)
Depreciation and amortization	14,092	15,332	15,950	45,531	52,920
Income tax expense (benefit)	3,969	6,773	6,395	11,812	(182)
Gain on disposal of assets	(72)	(1,479)	(308)	(1,733)	(898)
Foreign currency (gain) loss	4,548	(2,718)	(2,334)	4,698	5,865
Charges and credits (1)	3,197	3,621	3,459	9,830	8,725
Adjusted EBITDA	$13,778	$12,412	$(987)	$32,843	$4,380
Adjusted EBITDA margin	12.0%	11.5%	(1.2)%	10.3%	1.5%

(1)	Comprised of Equity-based compensation expense (for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020: $3,307, $3,399 and $2,773, respectively, and for the nine months ended September 30, 2021 and 2020: $9,604 and $8,434, respectively), Unrealized and realized (gains) losses (for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020: $(199), $108 and $113, respectively, and for the nine months ended September 30, 2021 and 2020: $7 and $(1,480), respectively) and Investigation-related matters (for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020: $89, $88 and $573, respectively, and for the nine months ended September 30, 2021 and 2020: $219 and $1,771, respectively).

EXPRO GROUP HOLDINGS N.V. (formerly named Frank's International N.V.)
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

SEGMENT ADJUSTED EBITDA RECONCILIATION

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Segment Adjusted EBITDA:
Tubular Running Services	$11,912	$9,750	$982	$29,790	$18,336
Tubulars	2,735	4,108	1,806	7,481	3,883
Cementing Equipment	6,389	4,851	3,376	16,036	6,806
Corporate	(7,258)	(6,297)	(7,151)	(20,464)	(24,645)
	13,778	12,412	(987)	32,843	4,380
Goodwill impairment	—	—	—	—	(57,146)
Severance and other charges, net	(2,958)	(3,399)	(3,549)	(13,733)	(29,436)
Interest income (expense), net	(167)	(101)	(93)	(555)	618
Depreciation and amortization	(14,092)	(15,332)	(15,950)	(45,531)	(52,920)
Income tax (expense) benefit	(3,969)	(6,773)	(6,395)	(11,812)	182
Gain on disposal of assets	72	1,479	308	1,733	898
Foreign currency gain (loss)	(4,548)	2,718	2,334	(4,698)	(5,865)
Charges and credits (1)	(3,197)	(3,621)	(3,459)	(9,830)	(8,725)
Net loss	$(15,081)	$(12,617)	$(27,791)	$(51,583)	$(148,014)

(1)	Comprised of Equity-based compensation expense (for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020: $3,307, $3,399 and $2,773, respectively, and for the nine months ended September 30, 2021 and 2020: $9,604 and $8,434, respectively), Unrealized and realized gains (losses) (for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020: $199, $(108) and $(113), respectively, and for the nine months ended September 30, 2021 and 2020: $(7) and $1,480, respectively) and Investigation-related matters (for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020: $89, $88 and $573, respectively, and for the nine months ended September 30, 2021 and 2020: $219 and $1,771, respectively).

EXPRO GROUP HOLDINGS N.V. (formerly named Frank's International N.V.)
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

FREE CASH FLOW RECONCILIATION

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Net cash provided by (used in) operating activities	$3,864	$(579)	$21,169	$(12,196)	$25,315
Less: purchases of property, plant and equipment	3,096	2,171	5,463	7,613	25,722
Free cash flow	$768	$(2,750)	$15,706	$(19,809)	$(407)

EXPRO GROUP HOLDINGS INTERNATIONAL LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Total revenue	$197,547	$176,251	$149,006	$530,093	$520,836
Operating costs and expenses:
Cost of revenue(1)	(189,510)	(174,008)	(148,812)	(528,248)	(519,448)
General and administrative(1)	(6,199)	(6,297)	(7,507)	(19,234)	(18,685)
Impairment charges	-	-	(259)	-	(275,853)
Merger and integration costs	(9,617)	(4,703)	-	(19,143)	-
Severance and other charges	(3,905)	(1,637)	(5,272)	(6,097)	(11,135)
Total operating cost and expenses	(209,231)	(186,645)	(161,850)	(572,722)	(825,121)
Operating loss(1)	(11,684)	(10,394)	(12,844)	(42,629)	(304,285)
Other income, net	685	387	2,261	1,311	982
Interest and finance (charges) income, net	678	(1,604)	(4,573)	(2,553)	(1,329)
Loss before taxes and equity in income of joint ventures	(10,321)	(11,611)	(15,156)	(43,871)	(304,632)
Equity in income of joint ventures	3,459	3,957	2,562	11,508	9,169
Loss before income taxes	(6,862)	(7,654)	(12,594)	(32,363)	(295,463)
Income tax (expenses) benefit	(5,051)	(727)	(225)	(8,323)	4,135
Net loss	$(11,913)	$(8,381)	$(12,819)	$(40,686)	$(291,328)

Loss per common share:
Basic and diluted	$(0.20)	$(0.14)	$(0.22)	$(0.70)	$(4.98)
Weighted average common shares outstanding:
Basic and diluted	58,489,895	58,489,895	58,489,895	58,489,895	58,489,895

(1)

Depreciation and amortization included in cost of revenue for the three months ended September 30, 2021, June 30, 2021, September 30, 2020 and the nine months ended September 30, 2021 and September 30, 2020 was $25.5 million, $26.3 million, $27.0 million, $79.5 million, $84.1 million. Depreciation and amortization included in General and administrative expense for the three months ended September 30, 2021, June 30, 2021, September 30, 2020 and the nine months ended September 30, 2021 and September 30, 2020 was $0.1 million, $0.1 million, $0.5 million, $0.3 million, $0.7 million.

EXPRO GROUP HOLDINGS INTERNATIONAL LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$64,849	$116,924
Restricted cash	1,023	3,785
Accounts receivable, net	230,603	193,600
Inventories, net	53,857	53,359
Income tax receivables	18,288	20,327
Other current assets	35,719	39,957
Total current assets	404,339	427,952

Property, plant and equipment, net	280,172	294,723
Investments in joint ventures	55,555	45,088
Intangible assets, net	155,725	173,168
Goodwill	25,504	25,504
Operating lease right-of-use assets	59,430	57,247
Non-current accounts receivable, net	10,109	11,321
Other non-current assets	5,605	4,748
Total assets	$996,439	$1,039,751

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$154,570	$136,242
Income tax liabilities	9,648	13,657
Finance lease liabilities	1,120	1,220
Operating lease liabilities	12,734	14,057
Other current liabilities	50,267	59,043
Total current liabilities	228,339	224,219

Deferred tax liabilities, net	27,095	26,817
Post-retirement benefits	53,418	57,946
Non-current finance lease liabilities	16,056	16,974
Non-current operating lease liabilities	57,415	58,585
Other non-current liabilities	43,001	43,226
Total liabilities	425,324	427,767

Stockholders’ equity:

Common stock	585	585
Warrants	10,530	10,530
Additional paid-in capital	1,006,100	1,006,100
Accumulated other comprehensive loss	(1,677)	(1,494)
Accumulated deficit	(444,423)	(403,737)
Total stockholders’ equity	571,115	611,984
Total liabilities and stockholders’ equity	$996,439	$1,039,751

EXPRO GROUP HOLDINGS INTERNATIONAL LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2021	2020
Net loss	$(40,686)	$(291,328)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment charges	-	275,853
Depreciation and amortization	79,754	84,753
Equity in income of joint ventures	(11,508)	(9,169)
Elimination of unrealized profit on sales to joint ventures	118	1,512
Deferred tax credit	278	(17,416)
Unrealized foreign exchange loss	1,331	139
Changes in assets and liabilities:
Accounts receivable, net	(38,138)	45,565
Inventories, net	(498)	(1,603)
Other assets	3,260	(1,094)
Accounts payable and accrued liabilities	24,793	(20,833)
Other liabilities	(7,084)	7,809
Income taxes, net	(3,888)	(4,655)
Other, net	(8,202)	(8,500)
Dividends received from joint ventures	924	1,354
Net cash provided by operating activities	454	62,387

Cash flows from investing activities:
Capital expenditures	(53,463)	(86,965)
Proceeds from disposal of property, plant and equipment	-	107
Net cash used in investing activities	(53,463)	(86,858)

Cash flows from financing activities:
Release of collateral deposits	122	1,787
Payment of debt issuance and other transaction costs	(452)	(787)
Repayment of finance leases	(871)	(1,205)
Net cash used in financing activities	(1,201)	(205)

Effect of exchange rate changes on cash and cash equivalents	(627)	(1,517)
Net decrease to cash and cash equivalents and restricted cash	(54,837)	(26,193)
Cash and cash equivalents and restricted cash at beginning of year	120,709	147,085
Cash and cash equivalents and restricted cash at end of period	$65,872	$120,892

Supplemental disclosure of cash flow information:
Cash paid for income taxes, net of refunds	$(11,933)	$(17,932)
Cash paid for interest, net	$(3,016)	$(3,000)
Change in accounts payable and accrued expenses related to capital expenditures	$(5,699)	$(3,999)

EXPRO GROUP HOLDINGS INTERNATIONAL LIMITED
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

Legacy Expro manages its business and reports financial results using four operating segments based on its geographical regions: Europe and Sub-Saharan Africa (“ESSA”); Asia (“ASIA”); Middle East and North Africa (“MENA”) and North and Latin America (“NLA”).

Segment Revenue and Segment Revenue as Percentage of Total Revenue:

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2021		2021		2020		2021		2020
ESSA	$87,428	44%	$65,177	37%	$45,100	30%	$206,235	39%	$170,569	33%
ASIA	40,318	20%	37,959	22%	38,354	26%	109,424	21%	109,888	21%
MENA	38,032	19%	42,485	24%	44,534	30%	121,672	23%	148,231	28%
NLA	31,769	16%	30,630	17%	21,018	14%	92,762	17%	92,148	18%
Total	$197,547	100%	$176,251	100%	$149,006	100%	$530,093	100%	$520,836	100%

Segment Adjusted EBITDA(1), Segment Adjusted EBITDA Margin(2), Adjusted EBITDA and Adjusted EBITDA Margin(3):

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2021		2021		2020		2021		2020
ESSA	$17,796	20%	$10,315	16%	$9,552	21%	$33,477	16%	$28,971	17%
ASIA	7,755	19%	8,317	22%	10,888	28%	21,238	19%	26,463	24%
MENA	11,099	29%	14,079	33%	16,686	37%	40,236	33%	59,812	40%
NLA	5,309	17%	3,355	11%	(1,504)	(7%)	11,092	12%	1,286	1%

Corporate costs(4)	(14,516)	-	(13,730)	-	(15,468)	-	(43,678)	-	(49,076)	-
Equity in income of joint ventures	3,459	-	3,957	-	2,562	-	11,508	-	9,169	-
Adjusted EBITDA	$30,902	16%	$26,293	15%	$22,716	15%	$73,873	14%	$76,625	15%

(1)

Expro evaluates its business segment operating performance using Segment Revenue, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin. Expro’s management believes Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin are useful operating performance measures as they exclude transactions not related to its core cash operating activities and corporate costs and allows Expro to meaningfully analyze the trends and performance of its core cash operations by segment as well as to make decisions regarding the allocation of resources to segments.

(2)	Expro defines Segment Adjusted EBITDA Margin as Segment EBITDA divided by Segment Revenue, expressed as a percentage.

(3)	Expro defines Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue, expressed as a percentage.

(4)

Corporate costs include the costs of running our corporate head office and other central functions that support the operating segments, including research, engineering and development, logistics, sales and marketing and health and safety and are not attributable to a particular operating segment.

EXPRO GROUP HOLDINGS INTERNATIONAL LIMITED
REVENUE BY MAIN AREA OF CAPABILITIES
(In thousands)
(Unaudited)

Historical Presentation of Legacy Expro Supplemental Data:

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2021		2021		2020		2021		2020
Well testing and appraisal services	$83,449	42%	$89,821	51%	$72,932	48%	$249,200	47%	$267,220	51%
Subsea, completion and intervention services	74,317	38%	66,286	38%	59,385	40%	203,942	38%	203,945	39%
Production services	39,781	20%	20,144	10%	16,689	11%	76,951	15%	49,671	10%
Total	$197,547	100%	$176,251	100%	$149,006	100%	$530,093	100%	$520,836	100%

Presentation of Supplemental Data Subsequent to the Completion of Business Combination with Frank’s:

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2021		2021		2020		2021		2020
Well flow management	$123,146	62%	$110,534	63%	$90,051	60%	$327,172	62%	$311,541	60%
Subsea well access	29,762	15%	24,550	14%	29,593	20%	83,786	16%	108,493	21%
Well intervention and integrity	44,639	23%	41,167	23%	29,362	20%	119,135	22%	100,802	19%
Well construction	-	0%	-	0%	-	0%	-	0%	-	0%
Total	$197,547	100%	$176,251	100%	$149,006	100%	$530,093	100%	$520,836	100%

EXPRO GROUP HOLDINGS INTERNATIONAL LIMITED
CONTRIBUTION, CONTRIBUTION MARGIN AND SUPPORT COSTS
(In thousands)
(Unaudited)

Contribution(1) and Contribution Margin(2):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Total revenue	$197,547	$176,251	$149,006	$530,093	$520,836

Cost of revenue	(189,510)	(174,008)	(148,812)	(528,248)	(519,448)
Depreciation and amortization	25,506	26,290	26,972	79,455	84,076
Indirect costs (included in cost of revenue)	35,466	35,658	34,016	107,133	119,388
Direct costs (excluding depreciation and amortization) (3)	(128,538)	(112,060)	(87,824)	(341,660)	(315,984)
Contribution	$69,009	$64,191	$61,182	$188,433	$204,852
Contribution margin	35%	36%	41%	36%	39%

Support Costs(4):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Cost of revenue	$189,510	$174,008	$148,812	$528,248	$519,448
Depreciation and amortization	(25,506)	(26,290)	(26,972)	(79,455)	(84,076)
Direct costs (excluding depreciation and amortization)	(128,538)	(112,060)	(87,824)	(341,660)	(315,984)
Indirect costs (included in cost of revenue)	35,466	35,658	34,016	107,133	119,388
General and administrative (excluding foreign exchange, central depreciation and other non-routine costs)	5,818	5,891	4,447	17,552	17,211
Total support costs	$41,284	$41,549	$38,463	$124,685	$136,599
Total support costs as a percentage of revenue	21%	24%	26%	24%	26%

(1)	Expro defines Contribution as Total Revenue less Cost of Revenue excluding depreciation and amortization and indirect support costs included in Cost of Revenue.
(2)	Contribution margin is defined as Contribution as a percentage of Revenue.
(3)	Direct Costs include include personnel costs, sub-contractor costs, equipment costs, repairs and maintenance, facilities, and other costs directly incurred to generate revenue.
(4)

Support costs includes indirect costs attributable to support the activities of the operating segments, research and engineering expenses and product line management costs included in Cost of revenue, and General and administrative expenses representing costs of running our corporate head office and other central functions including, logistics, sales and marketing and health and safety and does not include foreign exchange gains or losses, depreciation and other non-routine expenses.

EXPRO GROUP HOLDINGS INTERNATIONAL LIMITED
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

Adjusted EBITDA Reconciliation and Adjusted EBITDA Margin:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Total revenue	$197,547	$176,251	$149,006	$530,093	$520,836

Net loss	$(11,913)	$(8,381)	$(12,819)	$(40,686)	$(291,328)

Interest and finance (income) charges, net	(678)	1,604	4,573	2,553	1,329
Income tax expense (benefits)	5,051	727	225	8,323	(4,135)
Depreciation and amortization	25,605	26,390	27,467	79,754	84,753
Impairment charges	-	-	259	-	275,853
Severance and other charges	3,905	1,637	5,272	6,097	11,135
Merger and integration costs	9,617	4,703	-	19,143	-
Other (income) expenses, net	(685)	(387)	(2,261)	(1,311)	(982)
Adjusted EBITDA	$30,902	$26,293	$22,716	$73,873	$76,625
Adjusted EBITDA margin	16%	15%	15%	14%	15%

EXPRO GROUP HOLDINGS INTERNATIONAL LIMITED
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

Adjusted Cash Flow from Operations Reconciliation:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

Net cash (used in) provided by operating activities	$(1,941)	$(7,246)	$38,988	$454	$62,387
Cash paid during the period for interest, net	1,019	1,016	1,700	3,016	3,000
Cash paid during the period for severance and other charges	4,022	1,702	5,377	6,216	12,243
Cash paid during the period for merger and integration costs	8,353	1,654	-	14,531	-
Adjusted Cash Flow from Operations	$11,453	$(2,875)	$46,065	$24,217	$77,630

Adjusted EBITDA	$30,902	$26,293	$22,716	$73,873	$76,625
Cash conversion (1)	37%	(11)%	203%	33%	101%

(1)	Expro defines Cash Conversion as Adjusted Cash Flow from Operations divided by Adjusted EBITDA, expressed as a percentage.